Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bear Lake Recreation, Inc. (the “Registrant”) on Form 10-K for the period ending June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Wayne Bassham, President and Director, and Principal Executive Officer, and Todd Albiston, Secretary, Treasurer and Director, and Principal Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	September 28, 2015	By:	/s/Wayne Bassham
Wayne Bassham, President and Director Principal Executive Officer

Date:	September 28, 2015	By:	/s/Todd Albiston
Todd Albiston, Secretary, Treasurer and Director Principal Financial Officer